UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 8, 2015

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

 The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the Asset Purchase Agreement and the Spin-Off Contract (as defined below) is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership.

As previously announced, on March 9, 2015, BPZ Resources, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the proceeding In re BPZ Resources, Inc., Case No. 15-60016 (the “Bankruptcy Case”). Additional information regarding the Bankruptcy Case can be found at www.bpzenergy.com and www.kccllc.net/bpz.

On June 12, 2015 the Bankruptcy Court approved the Company’s motion to, among other things, approve the sale of substantially all of the Company’s assets and, in connection with such sale, establish bidding procedures and an auction. Following the bidding and auction process, on July 8, 2015, the Bankruptcy Court entered an Order with respect to the following:

(i) approving the Purchase and Sale Agreement between the Company and Zedd Energy Holdco Ltd. (the “Purchase Agreement”);

(ii) approving the Purchase and Sale Agreement between the Company and Zorritos Peru Holdings Inc. (the “Spin-Off Contract”);

(iii) authorizing the sale of the Company’s assets as contemplated by the Purchase Agreement and Spin-Off Contract free and clear of any claims, liens, interests and encumbrances; and

(iv) authorizing the Company to take any action necessary to consummate the transactions contemplated by the Purchase Agreement and the Spin-Off Contract.

The Order expressly is not to be construed as determining, impairing, restricting, limiting or otherwise waiving any rights, claims, interests and/or defenses that Pacific Rubiales Energy Corp. and Pacific Off Shore Peru S.R.L. (collectively, and together with any affiliated entities, “PRE”) has or may have with respect to BPZ Exploración & Producción S.R.L. (“BPZ E&P”) or any other non-debtor entity under the Joint Operating Agreement and Operating Services Agreement for Block Z-1, or any other contract or agreement between PRE and any non-debtor entity (collectively, the “PRE Rights/Claims”). Likewise, all rights of the Company, the Official Committee of Unsecured Creditors or any other parties to challenge the assertion of any such PRE Rights/Claims are also expressly preserved.

Purchase Agreement

In connection with the Bankruptcy Case, the Company, as seller, and Zedd Energy Holdco Ltd., a Cayman Islands exempted limited company, as purchaser (“Zedd”), entered into a Purchase and Sale Agreement pursuant to which the Company has agreed to sell to Zedd pursuant to Section 105 and 363 of the Code all of its equity interests in a new subsidiary holding company structure for its subsidiaries BPZ Energy, LLC, a Texas limited liability company (“BPZ Texas”), BPZ E&P and BPZ Marine Peru S.R.L. (“BPZ Marine”), which is required to be implemented to effect the transfer, subject to satisfaction of certain conditions set forth in the Purchase Agreement. Following the internal restructuring and the spin-off transaction described below prior to the sale of these equity interests, the assets that will remain with these entities after the sale to Zedd are BPZ E&P’s 51% working interest in the License Contract for offshore Block Z-1 in northwest Peru, all of the Company’s marine assets and any related assets. The Purchase Agreement provides for a purchase price of $8.5 million in cash, payable upon closing.

Consummation of the Purchase Agreement with Zedd is subject to a number of customary and other closing conditions, including, among others, (i) the accuracy of the representation and warranties of the parties, (ii) material compliance by the parties with their obligations under the Purchase Agreement, (iii) consummation of the internal restructuring and (iv) certain tax-related conditions.

Spin-Off Contract

In connection with the Bankruptcy Case, the Company, as seller, and Zorritos Peru Holdings Inc., a Panama corporation, as purchaser (“Zorritos”), entered into a Purchase and Sale Agreement dated as of July 8, 2015 pursuant to which the Company has agreed, either directly or indirectly, to cause the following spin-off transactions to Zorritos pursuant to Section 105 and 363 of the Code: (i) transfer and assign all of BPZ E&P’s rights and obligations under the license contracts of onshore Blocks XIX, XXII and XXIII (the “Onshore Block Licenses”) in northwestern Peru to Upland Oil & Gas, S.R.L. or any other qualified operator as defined under Peruvian law as designated by Zorritos; (ii) all cash and other collateral supporting any corporate or financial guarantees granted or issued by BPZ E&P with respect to the Onshore Block Licenses; (iii) certain material and supplies of BPZ E&P related to the Onshore Block Licenses; (iv) the intellectual property related to the Onshore Block Licenses; (v) all equity interests in the Company’s power generation subsidiary Empresa Eléctrica Nueva Esperanza S.R.L., (vi) subject to Ecuadorian government approval and applicable rights of first refusal, all equity interests in the Company’s subsidiary SMC Ecuador, Inc. (collectively, (i) - (vi), the “Spin-Off Assets”); and (vii) any other contracts, licenses, permits, orders and related rights relating solely to the ownership, operation or use of the Spin-Off Assets. The Spin-Off Contract provides for a purchase price of $1.0 million in cash, payable upon closing, subject to certain adjustments if the SMC Ecuador, Inc. equity interests are not acquired.

Consummation of the Spin-Off Contract with Zorritos is subject to a number of customary closing conditions, including, among others, (i) the accuracy of the representation and warranties of the parties and (ii) material compliance by the parties with their obligations under the Spin-Off Contract.

 The foregoing descriptions of the Purchase Agreement and the Spin-Off Contract are qualified in their entirety by reference to the respective agreements, which are filed as Exhibits 10.1 and 10.2 hereto respectively and are incorporated herein by reference.

The transactions under the Purchase Agreement and the Spin-Off Contract are scheduled to close on or before July 24, 2015 (the “Final Closing Date”). If certain closing conditions under the Purchase Agreement with Zedd are not met or waived by this date, the Company shall have the right, in the sole collective discretion of the Company and the Official Committee of Unsecured Creditors to seek to effect the transaction under that certain Equity Interest Purchase and Sale Agreement, dated as of July 8, 2015, by and between the Company and Zorritos (which is currently the back-up bidder to Zedd in the auction with respect to the sale of equity interests covered by the Purchase Agreement). If such right is exercised, Zedd will be deemed the back-up bidder for five business days after the Final Closing Date, after which time it may revoke its bid and terminate the Purchase Agreement.

Following the closing of these transactions, the Company will have no further business operations. The only remaining assets to liquidate are non-operating assets consisting of the three GE LM 6000 PD gas fired turbine packaged power units, which have been transferred from a subsidiary to the Company in preparation for sale and liquidation. The Company will file a Plan of Liquidation under Chapter 11 on or before the Bankruptcy Court deadline of August 6, 2015.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. Please refer to the Company’s Annual Report on Form 10-K for year ended December 31, 2014, filed with the SEC on March 16, 2015 and other SEC filings for a discussion of material risk factors and additional information on factors which may cause the Company’s future results to materially vary from such forward-looking statements. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Cautionary Statements Regarding Bankruptcy Proceedings

The Company believes a Plan of Liquidation will result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 Plan of Liquidation can be confirmed notwithstanding its rejection by the Company’s equity securityholders and notwithstanding the fact that such equity securityholders do not receive or retain any property on account of their equity interests under the plan. Shareholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. In this case, because the proceeds from the consummation of the Purchase Agreement and the Spin-Off Contract will be significantly less than the Company's administrative liabilities and amounts owed to creditors, the Company anticipates that the Company’s shareholders will receive no value for their shares of its common stock. Accordingly, even though the Company’s common stock continues to be quoted on the OTC Pink Marketplace, it has no underlying asset value and Company’s shareholders should not view the trading activity of its common stock on the OTC Pink Marketplace or any other market or trading platform as being indicative of the value the Company’s shareholders will receive, if any, as part of the Bankruptcy Case or in connection with any liquidation.

Ongoing Reporting to Shareholders

The Company is considering suspension of the filing of its regular SEC periodic reports on Forms 10-Q and 10-K given the Company will cease to have an operating business based on the facts described above, and the likelihood that shareholders will receive no value for their shares. The Company would, however, continue filing Forms 8-K with respect to material developments concerning the Company until it has disposed of all remaining assets and is dissolved, as expected under state law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Purchase and Sale Agreement by and between BPZ Resources, Inc. and Zedd Energy Holdco Ltd., dated as of July 8, 2015
Exhibit 10.2	Purchase and Sale Agreement by and between BPZ Resources, Inc. and Zorritos Peru Holdings Inc., dated as of July 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: July 14, 2015	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Purchase and Sale Agreement by and between BPZ Resources, Inc. and Zedd Energy Holdco Ltd., dated as of July 8, 2015
Exhibit 10.2	Purchase and Sale Agreement by and between BPZ Resources, Inc. and Zorritos Peru Holdings Inc., dated as of July 8, 2015